UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   February 4, 2003
(Date of earliest event reported)

The Manitowoc Company, Inc.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant's telephone number, including area code)

Item 5. Other Events

This Current Report on Form 8-K includes the following items:

  On February 10, 2003, The Manitowoc Company, Inc. (the "company") issued a press release announcing its earnings for the fourth quarter and year ended December 31, 2002. This press release is included as exhibit 99.2 to this report.
  On February 5, 2003, the company issued a press release announcing the status of a work stoppage by union employees and the status of negotiations with the union. This press release is included as exhibit 99.1 to this report.
  On February 4, 2003, the company received an amendment and waiver from its lending institutions to its credit agreement dated May 9, 2001 as amended on April 29, 2002. This amendment modifies certain financial covenants that became more restrictive beginning in the fourth quarter of 2002. The company believes these modified covenants will better enable management to achieve the company's business plan and goals in the current economic environment. A copy of the amendment is attached as Exhibit 4 to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: February 11, 2003	/s/ Timothy M. Wood
Timothy M. Wood
Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of February 4, 2003

Exhibit No.	Description	Filed Herewith

4

Second Amendment and Waiver to Credit Agreement, dated as of February 4, 2003, among The Manitowoc Company, Inc., as borrower, several lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent.

X

99.1	Press Release dated February 5, 2003, regarding the union employees at Marinette Marine voting to reject a four-year labor agreement	X

99.2	Press Release dated February 10, 2003, regarding the earnings of The Manitowoc Company, Inc. for the year and fourth quarter ended December 31, 2002.	X